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                                  EXHIBIT 10.1



                                 FIRST AMENDMENT
                                     TO THE
                         BOYD BROS. TRANSPORTATION, INC.
                             1994 STOCK OPTION PLAN



                  THIS FIRST AMENDMENT to the Boyd Bros. Transportation, Inc. 1994 Stock Option Plan (the "Plan") made this ________ day of May, 1997, by Boyd Bros. Transportation, Inc. (the "Company").

                              W I T N E S S E T H :

                  WHEREAS, the Company maintains the Plan to advance the interests of the Company and its stockholders by affording selected Employees and Nonemployee Directors an opportunity to acquire or increase their proprietary interests in the Company by granting such persons Options to purchase Stock in the Company, and

                  WHEREAS, pursuant to Article XI of the Plan, the Board of Directors, upon recommendation of the Compensation Committee, may amend the Plan with the approval of the stockholders of the Company; and

                  WHEREAS, the Company wishes to amend the Plan at this time for the purpose of eliminating the provision which sets the maximum number of shares of the Company's


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Common Stock that may be issued and sold thereunder to any one employee at
50,000 shares of stock; and

                  WHEREAS, the Board of Directors of the Company and the stockholders of the Company have approved such amendment of the Plan:

                  NOW, THEREFORE, the Plan is hereby amended as follows:

                                       I.
                  Section 5.1 of the Plan is amended by deleting the first sentence and inserting in its place the following:

                  "5.1 Limitations. Subject to adjustments pursuant to Section
                  5.2 hereof, the maximum number of shares of stock that may be issued and sold hereunder shall not exceed an aggregate of 350,000 shares of stock."

                                       II.
                  All other provisions of the Plan not inconsistent herewith are confirmed and ratified.

                  IN WITNESS WHEREOF, this First Amendment has been executed on the day and year first above written.